Van Kampen Intermediate Term Municipal Income Fund
                          Item 77(O) 10F-3 Transactions
                        October 1, 2005 - March 31, 2006



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
                                                                JPMorg
                                                                 an,
  NYC   11/17    -     $102.7 $387,74  $780,0    0.20%  0.64%   Citigr  Citigr
Indust   /05             4     0,000     00                      oup,     oup
 rial                                                           Morgan
Develo                                                          Stanle
 pmen                                                             y
Agency
Revenu
   e
 Bonds